SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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TASER International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER BUSINESS
STOCKHOLDER PROPOSALS

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 22, 2005

To Our Stockholders:
      The Annual Meeting of Stockholders of TASER International, Inc. (the “Company”) will be held at 12:00 Noon on Friday, April 22, 2005 at the Company’s new manufacturing/warehouse/office building located at 17800 North 85th Street, Scottsdale, Arizona 85255 for the following purposes:

1.	Electing three directors of the Company for a term of three years;

2.	Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2005; and

3.	Transacting such other business as may properly come before the meeting.
      Only holders of the Company’s Common Stock at the close of business on March 15, 2005 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal executive offices of the Company, 17800 North 85th Street, Scottsdale, Arizona 85255.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT

Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
April 11, 2005
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255
PROXY STATEMENT
2005 Annual Meeting of Stockholders

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TASER International, Inc. (the “Company”) of proxies to be voted at the 2005 Annual Meeting of Stockholders of the Company to be held at 12:00 Noon on Friday, April 22, 2005 at the Company’s new manufacturing/warehouse/office building located at 17800 North 85th Street, Scottsdale, Arizona 85255, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent registered public accounting firm and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and employees, or by telephone, facsimile or electronic transmission or express mail. The Company may reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about April 11, 2005.
VOTING
      Holders of record of the Company’s Common Stock on March 15, 2005 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 61,106,110 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy, of persons holding a majority, or 30,553,056 of these shares will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal, other than the election of directors. If a stockholder holds shares through a nominee, such as a brokerage firm, and such nominee does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner, a broker “non-vote” occurs. Broker non-votes are counted in determining whether a quorum is present.
PROPOSAL ONE:
ELECTION OF DIRECTORS
      The Board of Directors is elected by and accountable to the stockholders. The Board of Directors is comprised of seven directors. The directors are divided into three classes comprised as follows: two directors each in Class A and Class C, and three directors in Class B. Generally, one class is elected each year for a three-year term. The three nominees for election as directors to serve a regular three-year term until the Annual Meeting of Stockholders in 2008, or until their respective successors are elected and qualified, are Patrick W. Smith, Mark W. Kroll and Judy Martz. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The three nominees for director receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.
      If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.
      The Board of Directors recommends a vote FOR the election of Patrick W. Smith, Mark W. Kroll and Judy Martz.
      The following table sets forth certain information about each nominee for election to the Board of Directors, each continuing director and additional executive officers of the Company.

			Director or	Expiration of
Name	Age	Positions	Officer Since	Current Term

Nominees for Election
Class B (for three-year term)
Patrick W. Smith	34	Chief Executive Officer and Director	1993	2005
Mark W. Kroll(1)(3)	53	Director	2003	2005
Judy Martz(3)	61	Director	2005	2005
Directors Continuing in Office
Class A
Phillips W. Smith	67	Chairman of the Board of Directors	1993	2007
Bruce R. Culver(1)(2)(3)	59	Director	1994	2007
Class C
Thomas P. Smith	37	President and Director	1993	2006
Mathew R. McBrady(1)(2)	34	Director	2000	2006
Additional Executive Officers
Kathleen C. Hanrahan	41	Chief Operating Officer	2000	—
Daniel M. Behrendt	40	Chief Financial Officer	2004	—

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.
Directors
      Patrick W. Smith, Chief Executive Officer and Director. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Biology and Neurobiology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.
      Mark W. Kroll, Director. Dr. Kroll has served as a director of the Company since January 2003. Since 1995 Dr. Kroll has held various executive level positions within St. Jude Medical Inc., most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of

Minnesota and a M.B.A. degree from the University of St. Thomas. Dr. Kroll is a director of Harbinger Medical, Inc (Cardiac Diagnostic), Guidance Interactive, Inc (Diabetes Monitoring), Arrowhead Offshore Partners, Ltd (Venture Capital), and OncoStim, Inc (DC Ablation for Cancer).
      Judy Martz, Director. Ms. Martz has served as a director of the Company since April 2005. From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995 Ms. Martz served as state representative for U.S. Senator Conrad Burns and campaigned with Governor Marc Racicot during part of 1995 and 1996.
      Phillips W. Smith, Chairman of the Board of Directors. Dr. Smith has served as a director of the Company since 1993. From 1999 to December 2004, Dr. Smith has served as Director of Investor Relations with the Company. Dr. Smith was Chairman of the Board of Pentawave from January 1999 through October 2000 and its Chief Executive Officer from January through March 1999. From June 1990 to September 1997, Dr. Smith served as the President and Chief Executive Officer of Zycad Corporation, a developer of engineering and manufacturing applications software. Dr. Smith holds a B.S.E. degree from West Point, a M.B.A. degree from Michigan State University, and a Ph.D. degree in Business Administration from St. Louis University.
      Bruce R. Culver, Director. Mr. Culver has served as a director of the Company since January 1994. Currently he is the CEO and Chairman of IdealHire, Inc. a recruitment software company he founded in 2001. In 1990, Mr. Culver co-founded and was Chairman of Professional Staff, p.l.c. (PSTF), in England, a human resource staffing company, and served on its Board of Directors until 2001. In March 1993, Mr. Culver acquired California Distribution, a company providing warehouse, transportation and distribution services. In 1985 Mr. Culver founded Lab Support, Inc., now called On Assignment, Inc. (ASGN) and served as its Chairman and a director until 1990. Mr. Culver also serves on the Board of Digital Map Products, Inc. From 1997 until 2001 Mr. Culver served on the Board of Pentawave, Inc., becoming its Chairman in October 2000. Mr. Culver holds B. Sc. and M.S. degrees in Chemistry from University of South Dakota and Montana State University.
      Thomas P. Smith, President and Director. Mr. Smith has served as President of the Company since April 1994 and as a director since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.
      Matthew R. McBrady, Director. Dr. McBrady has served as a director of the Company since January 2001. From August 1998 though July 1999, Dr. McBrady served as a member of the staff of President Clinton’s Council of Economic Advisers. In December 1997, Dr. McBrady began working as a financial and analytical consultant for Avenue A, Inc., an internet marketing company, and served as its vice president of analytics from June 1999 through October 1999. Dr. McBrady taught corporate finance and economic courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, at Harvard Business School during the spring term of 1998, and taught advanced corporate finance at the Wharton School of Business at the University of Pennsylvania from September 2002 through May 2003. Dr. McBrady currently teaches business administration at the Darden Graduate School of Business Administration at the University of Virginia and has held that position since 2003. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Ph.D. degree in Business Economics from Harvard University.
Executive Officers
      See above biographical information for Patrick W. Smith and Thomas P. Smith who are also executive officers of the Company.
      Kathleen C. Hanrahan, Chief Operating Officer. Ms. Hanrahan has served as the Company’s Chief Operating Officer since November 2003. Ms. Hanrahan first joined the Company in January 1996 as an internal controls consultant and served as its controller from March 1996 to November 2000 and also served as the Company’s Chief Financial Officer from November 2000 through May 2004. From January 1989 through January 1996, Ms. Hanrahan served as Director of Administrative Services for Kachina Testing Laboratories which included the functions of controller, human resources and manufacturing support.
      Daniel M. Behrendt, Chief Financial Officer. Mr. Behrendt has served as Chief Financial Officer of the Company since May 2004. From 1998 through 2004, Mr. Behrendt served in a number of financial management positions for the Imperial Home Décor Group, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally Senior Vice President and Chief Financial Officer. From 1995 to 1998, Mr. Behrendt served as the Manager of Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. From 1991 to 1995, Mr. Behrendt served as Manager, Business Planning and Analysis for PCC Airfoils, Inc. Mr. Behrendt holds a B.A. degree in Accounting, Cum Laude, from Mount Union College and a M.B.A. degree from The Weatherhead School of Management at Case Western Reserve University.
      Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve the Company for a specified number of years although we have entered into employment related agreements with each of our officers. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Executive Compensation — Employment Agreements and Other Arrangements”.
Meetings of the Board of Directors
      During the year ended December 31, 2004, the Board of Directors held four meetings. The Board also acted during 2004 by unanimous written consent in lieu of a meeting on nine occasions, as permitted by Delaware law and the Company’s bylaws. Each director attended at least 75% of all Board and applicable Committee meetings during fiscal 2004, except for Mr. Kerik who was unable to attend two meetings. Mr. Kerik resigned as a director effective April 1, 2005.
Committees of the Board of Directors
      The Company maintains a standing Compensation Committee, Nominating Committee, and Audit Committee. Messrs. Culver and McBrady are members of the Compensation Committees; Messrs. Culver, Kroll and Martz are the members of the Nominating Committee; and Messrs. Culver, Kroll and McBrady are the members of the Audit Committee.
      The Compensation Committee held two meetings during the year ended December 31, 2004. The members of the Compensation Committee, Dr. McBrady and Mr. Culver, are independent directors within the meaning of that term under applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules. Among other matters, the Compensation Committee determines salaries and bonuses and considers employment agreements for elected officers of the Company, and prepares reports on these matters; considers, reviews and grants options under the Company’s compensation plans and administers the plans; and considers matters of director compensation, benefits and other forms of remuneration.
      The Nominating Committee is charged with, among other matters, identifying qualified candidates for nomination for election to the Board of Directors, obtaining the consent of the candidates to the nomination, and nominating such consenting candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Nominating Committee held one meeting during the year ended December 31, 2004. Mr. Culver, Dr. Kroll and Ms. Martz are independent under the applicable Nasdaq listing standards. The Nominating Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Stockholder Proposals.” When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nominating Committee was attached as Appendix A to the Company’s proxy statement for its annual meeting of stockholders held on April 29, 2004.
      Among other things, the function of the Audit Committee is to exercise its sole authority with respect to the selection of the Company’s independent auditors and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent auditors, upon the completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent auditors, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the auditors may have in connection with their review. The Audit Committee operates under a written charter which was adopted effective February 15, 2001 (as amended on May 1, 2003). Dr. McBrady, Mr. Culver and Dr. Kroll are independent directors within the meaning of that term under applicable SEC and Nasdaq rules. The Audit Committee held four meetings during the year ended December 31, 2004. The report of the Audit Committee for the year ended December 31, 2004 is included in this Proxy Statement.
Audit Committee Financial Expert
      Dr. Matthew R. McBrady, a director of the Company, is an audit committee financial expert within the meaning of that term under applicable rules promulgated by the Securities and Exchange Commission.
Director Independence
      The Board of Directors assesses director independence on an annual basis. In January 2005, the Board of Directors determined that Messrs. Culver, McBrady and Kroll are all “independent directors” under Rule 10A-3 of the Securities Exchange Act of 1934 and under applicable Nasdaq listing standards.
Shareholder Communications with Directors
      Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255.
      Directors are encouraged by the Company to attend the Annual Meeting of Stockholders if their schedules permit. All directors attended the 2004 Annual Meeting of Stockholders. All of the directors are expected to be in attendance at the 2005 Annual Meeting of Stockholders.
Shareholder Derivative Litigation
      On January 11, 2005, a shareholder derivative lawsuit was filed in the United States District Court for the District of Arizona purportedly on behalf of the Company and against certain of its officers and directors, captioned Goldfine v. Culver, et al., Case No. 2:05 CV 123. Since then, five other shareholder derivative lawsuits were filed in the District of Arizona, two shareholder derivative lawsuits were filed in the Arizona Superior Court, Maricopa County, and one shareholder derivative lawsuit was filed in the Delaware Chancery Court. On February 9, 2005, the shareholder derivative actions pending in federal court were consolidated into a single action under the caption, In re TASER International Shareholder Derivative Litigation, Case No. 2:05 CV 123. Pursuant to the consolidating order, defendants will not respond to any of the complaints originally in these actions. Instead, defendants will respond to plaintiffs’ consolidated amended complaint. Defendants have not responded to the cases filed in the Arizona Superior Court or in Delaware Chancery Court.
      The complaints in the shareholder derivative lawsuits generally allege that the defendants breached the fiduciary duties owed to the Company and its shareholders by reason of their positions as officers and/or directors of the Company. The complaints claim that such duties were breached by defendants’ disclosure of allegedly false or misleading statements about the safety and effectiveness of Company products and the Company’s financial prospects. The complaints also claim that fiduciary duties were breached by defendants’ alleged use of non-public information regarding the safety of Company products and the Company’s financial condition and future business prospects for personal gain through the sale of the Company’s stock. The Company is named solely as a nominal defendant against which no recovery is sought.
Code of Ethics
      The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available in the investor relations section on the Company’s website at www.TASER.com.
Family Relationships
      Mr. Thomas P. Smith and Mr. Patrick W. Smith are Dr. Phillips W. Smith’s sons. No other family relationships exist among the Company’s directors and executive officers.
COMPENSATION OF DIRECTORS
      Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $1,250 per quarter. Directors who serve on the audit committee are paid an additional $750 per quarter and the chairman of the audit committee is paid an additional $2,000 per quarter. Directors are also reimbursed for expenses incurred in connection with attendance at meetings. In January 2004, the Company granted Dr. Kroll, Dr. McBrady, and Mr. Culver each a stock option to purchase 36,000 shares of its Common Stock at a price of $7.22 per share with such options vesting ratably at the end of each month for a 12-month period commencing on January 2004. In addition, Ms. Martz was granted stock options in April 2005 for 60,000 shares of the Company’s common stock as a first option grant under the 2004 Outside Directors Stock Option Plan which options shall become exercisable as to 1/4th of the shares subject to the option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      It is the Company’s policy that all related party transactions will be reviewed by its Board of Directors and the audit committee. It is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the audit committee. The audit committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.
      The Company occasionally charters an aircraft for business travel from Four Futures Corporation, which is wholly owned by Thomas P. Smith, President of the Company, and his family. For the year ended December 31, 2004, the Company incurred expenses of $154,432 to Four Futures Corporation. No expense was incurred during the year ended December 31, 2003. The Company believes that the rates charged by Four Futures Corporation are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.
      The Company also occasionally charters an aircraft for business travel from Thundervolt, LLC, which is wholly owned by Patrick W. Smith, CEO of the Company, and Phillips W. Smith, Chairman of the Company’s Board. For the year ended December 31, 2004, the Company incurred expenses to $191,100 from Thundervolt, LLC. No expense was incurred during the year ended December 31, 2003. The Company believes that the rates charged by Thundervolt, LLC are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.

REPORT OF THE AUDIT COMMITTEE
Board of Directors
TASER International, Inc.
      The Audit Committee of the Board of Directors was established pursuant to the Company’s Bylaws and the Board of Directors approved a revised Audit Committee Charter on May 1, 2003. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.
      The members of the Audit Committee are Messrs. Matthew R. McBrady (Chairman), Mark W. Kroll and Bruce R. Culver. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the rules of the Securities Exchange Commission and the listing standards of The Nasdaq Stock Market. Members of the Audit Committee are typically appointed at the annual meeting of the Board of Directors in May of each year.
      With respect to the year ended December 31, 2004, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited financial statements of the Company as of December 31, 2004 and for the year then ended;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the firm’s independence.

•	In accordance with the policy established by the Audit Committee, all audit, audit related, and tax services are reviewed and pre-approved by the Audit Committee or its Chairman.
      Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2004 and for the year then ended, be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. The Committee also appointed Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2005.

Matthew R. McBrady
Bruce R. Culver
Mark W. Kroll
April 5, 2005

EXECUTIVE COMPENSATION
Cash and Non-Cash Compensation Paid To Certain Executive Officers
      The following table sets forth information regarding compensation optioned to, earned by, or paid to the Company’s Chief Executive Officer and President, for all services rendered to the Company during 2004, 2003 and 2002. The following table also sets forth the same information for the Company’s Chief Operating Officer for the years 2003 and 2004, the years her compensation exceeded $100,000, and for the Company’s Chief Financial Officer for 2004, the year he was hired. The Company has no other executive officers.
Summary Compensation Table

				Long Term
	Annual Compensation			Compensation

	Fiscal			Securities Underlying
Name and Principal Position	Year	Salary	Bonus	Options (#)

Patrick W. Smith	2004	$220,122	—	276,068
Chief Executive Officer	2003	$165,386	—	276,000
	2002	$107,974	—	1,512,000
Thomas P. Smith	2004	$219,908	—	276,068
President	2003	$169,982	—	276,000
	2002	$107,904	—	1,512,000
Kathleen C. Hanrahan	2004	$199,324	—	215,518
Chief Financial Officer through	2003	$161,272	$10,000	242,400
May 2004 and Chief Operating Officer from May 2004
Daniel M. Behrendt	2004	$127,453	—	95,518
Chief Financial Officer from May 2004
Option Grants in Last Fiscal Year
      The following table sets forth certain information regarding options granted in 2004 to the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer:

			Individual Grants

			% of Total
	Number of Securities		Options Granted
	Underlying Options		to Employees in	Exercise or Base
Name	Granted		2004	Price ($/Sh)	Expiration Date

Patrick W. Smith	270,000	(1)	11.7%	$7.22	1/6/2009
	6,068	(2)	0.3%	18.77	10/1/2014
Thomas P. Smith	270,000	(1)	11.7%	7.22	1/4/2014
	6,068	(2)	0.3%	18.77	10/1/2014
Kathleen C. Hanrahan	210,000	(1)	9.1%	7.22	1/4/2014
	5,518	(2)	0.2%	18.77	10/1/2014
Daniel M. Behrendt	40,000	(3)	1.7%	17.12	4/27/2014
	40,000	(4)	1.7%	17.12	4/27/2014
	10,000	(5)	0.4%	13.88	8/30/2014
	5,518	(2)	0.2%	18.77	10/1/2014

(1)	The options vest ratably at the end of each month for a 12-month period beginning January 2004, subject to the executive’s continuing performance of services as an employee for the Company.

(2)	The options vest after one month beginning October 2004.

(3)	The options vest ratably at the end of each month for a 36-month period beginning January 2005, subject to the executive’s continuing performance of services as an employee for the Company.

(4)	The options vest ratably over an eight month period beginning May 2004, subject to the executive’s continuing performance of services as an employee for the Company.

(5)	The options vest 100% after two months beginning September 2004.
Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth certain information regarding options exercised by the Company’s Chief Executive Officer, President Chief Operating Officer and Chief Financial Officer during 2004 and the number and value of unexercised options held by the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer on December 31, 2004.

			Number of Securities		Value of Unexercised
			Underlying Options at		In-the-Money Options at
	Shares		Fiscal Year End (#)		Fiscal Year End ($)(1)
	Acquired On	Value
Name	Exercise (#)	Received ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick W. Smith	626,000	$2,134,000	906,568	219,500	$25,996,226	$6,633,292
Thomas P. Smith	810,000	$5,979,500	806,568	219,500	$22,893,193	$6,636,908
Kathleen C. Hanrahan	589,464	$8,782,573	123,767	183,359	$3,462,506	$5,560,291
Daniel M. Behrendt	20,000	$198,225	30,518	45,000	$466,722	$653,850

(1)	Based on the closing price on The Nasdaq National Market of the Common Stock of the Company on December 31, 2004 of $31.65. Values indicated reflect the difference between the exercise price of the exercisable and unexercisable options and the closing price of the Company’s common stock on December 31, 2004.
Employment Agreements and Other Arrangements
      In July 1998, the Company entered into employment agreements with Patrick W. Smith, Thomas P. Smith and Kathleen C. Hanrahan pursuant to which they agreed to serve as its Chief Executive Officer, President and Chief Accounting/ Financial Officer, respectively. The agreements were for an initial three-year term ended June 30, 2001, and were automatically renewed for a two-year term on such date and were automatically renewed for a two year term on June 30, 2003 and such agreements will be automatically renewed every two years thereafter unless the Company gives the officer who is a party to each such agreement a one-year prior notice of termination, if the termination is without cause. In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer. The agreements provided for an annual base compensation amount, which may be increased based on performance. In January 2004, the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $220,000 and increased Ms. Hanrahan’s annual base compensation to $200,000. Mr. Behrendt’s annual base compensation was set at $200,000 in April 2004. The Company may terminate these agreements with or without cause. Should it terminate the agreements without cause, upon a change of control or upon their death or disability, the Company’s Chief Executive Officer, President, Chief Operating Officer and/or Chief Financial Officer is entitled to compensation equal to 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth information, as of March 15, 2005, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.
      As of such date, there were 61,106,110 shares of Common Stock outstanding. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Bruce R. Culver(2)(3)	1,525,344	2.4%
Patrick W. Smith(2)(3)	3,020,276	4.7%
Phillips W. Smith(2)(3)(4)	403,243	*
Thomas P. Smith(2)(3)	1,819,156	2.9%
Judy Martz(2)	15,000	*
Matthew R. McBrady(2)	61,668	*
Mark W. Kroll(2)	62,499	*
Kathleen C. Hanrahan(2)(3)	240,393	*
Daniel M. Behrendt(2)(3)	39,962	*
All directors and executive officers as a group (9 persons)(3)	7,187,541	11.3%

*	less than 1%

(1)	Calculated based on number of outstanding shares as of March 15, 2005 which is 61,106,110 plus the total number of shares which the reporting person has the right to acquire within 60 days following March 15, 2005.

(2)	The address of such person is c/o 17800 North 85th Street, Scottsdale, Arizona 85255.

(3)	The shares shown as beneficially owned include 58,334 shares for Bruce R. Culver, 1,049,068 shares for Patrick W. Smith, 143,243 shares for Phillips W. Smith, 949,068 shares for Thomas P. Smith, 15,000 shares for Judy Martz, 61,668 shares for Matthew R. McBrady, 41,666 shares for Mark W. Kroll, 240,393 shares for Kathleen C. Hanrahan, 39,962 shares for Daniel M. Behrendt and 2,598,402 shares for the group, which such persons and the group have the right to acquire by exercise of stock options or warrants within 60 days following March 15, 2005.

(4)	The shares beneficially owned by Phillips W. Smith include 260,000 shares held of record by the Phillips W. Smith Family Trust.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them with respect to 2004, except that two Form 4’s were filed late for three transactions for Bruce R. Culver and one Form 4 was filed late for Mark W. Kroll for two transactions. In addition, each of the Company’s executive officers and directors received stock option grants in 2004. These grants should have been reported on a Form 4 but were instead reported on a Form 5. As a result, Messrs. Culver, Kerik, Kroll and McBrady each had one late filing with respect to one transaction each, Mr. Patrick Smith, Mr. Thomas Smith, Mr. Phillips Smith and Ms. Hanrahan each had two late filings with respect to one transaction each and Mr. Behrendt had three late filings with respect to a total of four transactions.
PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF AUDITORS
      The Audit Committee has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2005. Deloitte & Touche LLP has been the independent registered public accounting firm for the Company since 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.
      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2005 year.
Audit Fees
      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the first, second and third quarters of that fiscal year were $215,057. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the first, second and third quarters of that fiscal year were $91,000.
Audit Related Fees
      Deloitte & Touche LLP did not bill any fees for the fiscal years ended December 31, 2004 or December 31, 2003 for services to the Company for audit related fees.
Tax Fees
      The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company for tax fees for the fiscal year ended December 31, 2004 were $33,351 and for the fiscal year ended December 31, 2003 were $21,250.
All Other Fees
      The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under “Audit Fees”, “Audit Related Fees”, and “Tax Fees” for the fiscal year ended December 31, 2004 were $500 and for the fiscal year ended December 31, 2003 were $1,000.
      The Audit Committee has considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with Deloitte & Touche maintaining its independence.
Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
      The Audit Committee of the Board of Directors has the sole authority to engage the Company’s independent registered public accounting firm for audit services and must pre-approve all tax and other non-audit services to be provided by such independent registered public accounting firm prior to the performance of any such service. The Chairperson of the Audit Committee, acting alone, may approve any non-audit service in an amount of up to $5,000. Approval for all audit services and for non-audit services greater than $5,000 is evaluated during the audit committee meetings. Any non-audit services approved by the Chairperson of the Audit Committee, acting alone, are reported to the full Audit Committee at the first meeting following approval by the Chairperson.
OTHER BUSINESS
      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented for action at the meeting.
STOCKHOLDER PROPOSALS
      To be eligible for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 12, 2005 by the Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
      Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws, as amended. For business to be properly brought before the 2005 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on April 21, 2005.
      The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the class and number of shares of each class of stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the class and number of shares of each class of stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
      The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.
      A copy of the Company’s 2004 Annual Report on Form 10-KSB will be available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT

Douglas E. Klint
Corporate Secretary
April 11, 2005

PROXY

TASER International, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2005

Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints Patrick W. Smith and Thomas P. Smith as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TASER International, Inc. to be held on Friday, April 22, 2005 beginning at 12:00 Noon, Scottsdale time, and at any adjournments or postponements thereof:

1.	ELECT TWO DIRECTORS:

☐ VOTE FOR all nominees listed (except as marked to the contrary below).

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Class B (three-year term)

Patrick W. Smith Mark W. Kroll
Judy Martz

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

2.	RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2005.

☐ FOR            ☐ AGAINST           ☐ ABSTAIN

(please sign on reverse side)

• PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY •

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 12:00 Noon on Friday, April 22, 2005.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

Douglas E. Klint, Corporate Secretary

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY, AND FOR THE APPLICABLE PROXIES VOTING IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

          Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person

Dated:

Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE